Exhibit 10.2
APOLLO ENDOSURGERY, INC.
TRANSITION SERVICES AGREEMENT

THIS TRANSITION SERVICES AGREEMENT (the “Agreement”) is effective as of November 15, 2017 (the “Effective Date”) by and between Dennis McWilliams, an individual, with a business address of 4608 Via Media, Austin, Texas 78746 (the “Consultant”) and Apollo Endosurgery, Inc., a Delaware corporation (the “Company”) to be effective as provided herein.

WHEREAS, the Company is developing products and technologies in the field of endoscopic surgery and obesity treatments;
WHEREAS, the Consultant was formerly employed with Company and has expertise related certain business matters of the Company;
WHEREAS, Company desires to retain the Consultant to perform and do certain work for the Company in furtherance of the transition of certain projects and matters following the Consultant’s departure from the Company, on the terms and conditions of this Agreement; and
WHEREAS, the Consultant is desirous of performing such work for the Company, on the terms and conditions contained herein:
In consideration of the mutual promises, covenants and obligations contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1.Engagement. The Company hereby engages the Consultant and the Consultant hereby accepts such engagement, on the terms and conditions in this Agreement
2.Field. The “Field” of this Agreement shall be for medical devices for bariatric applications and/or obesity treatment, endoscopic fixation devices and devices or technology for the treatment of gastroesophageal reflux disease.
3.Services. The Consultant shall provide the following “Services”:
(a)The Consultant shall transition projects and duties formerly managed or performed by consultant to Company employees and perform such other transition services established from time in time in consultation with the Company.
(b)The Consultant shall also provide general advisory services to the Company as the Company may reasonably request from time to time (the services described above are collectively called the “Services”).
(c) Notwithstanding any of the foregoing, the Consultant shall not have any authority to bind the Company or otherwise commit the Company contractually and shall not have management responsibilities of any Company employees.

4.Term and Termination.
(a)The term of this Agreement shall begin on the Effective Date and shall expire on January 31, 2018 unless extendable by mutual written agreement of the parties. Notwithstanding the foregoing or any other provisions in this Agreement to the contrary, Sections 7, 8, 9, and 10 below shall survive the termination of this Agreement and the Consultant’s engagement hereunder.
5.Compensation. As compensation for the Services rendered under this Agreement, the Consultant shall be as follows:
(a)Fee: The Company shall pay the Consultant a total fee for the period of this agreement in the amount of $72,917.00, to be paid in installments once a month (i.e., beginning December 15, 2017 or January 1, 2018) during the term of the agreement.
(b)Expenses. Reimbursement from the Company for reasonable and necessary out-of-pocket travel and other expenses incurred by the Consultant in rendering services under this Agreement, subject to providing documentation of the same to the Company. Company agrees to pay for all additional information requirements, reports, etc. needed for Consultant to perform his duties, however all such expenses, including travel shall be agreed upon by the Company in writing in advance.
(c)Benefits. During the term of this Agreement, the Consultant shall not be entitled to receive any employee or fringe benefits from the Company under this Agreement. The Parties acknowledge that Consultant may receive benefits from the Company as part of his prior employment with Company or under the terms of other agreements entered between Consultant and Company.
(d)Other. The compensation set forth in this Section 5 will be the sole compensation payable to the Consultant for the Services and no additional compensation or fee will be payable by the Company to the Consultant by reason of any benefit gained by the Company directly or indirectly through the Consultant’s consulting efforts under this Agreement, nor shall the Company be liable in any way for any additional compensation or fee for Services unless the Company expressly agrees thereto in writing.
6.Independent Contractor Status. The Company and the Consultant agree that the Consultant is an independent contractor under this Agreement and shall in no way be considered to be an agent or employee of the Company and, accordingly, the Consultant shall not be entitled to any benefits, coverages, or privileges made available to employees of the Company. The Consultant shall only consult and render advice and shall not undertake to commit the Company to any course of action in relation to third persons, except as requested by the Company. During the term of his engagement, the Consultant shall be liable for any and all worker’s compensation payments and federal, state, and local employment, sales, use, excise, and other taxes arising out of his performance of this Agreement and shall furnish evidence of such compliance or an applicable waiver of requirements to the Company upon request.
7.Confidentiality. As used in this Agreement, the term “Confidential Information” means all confidential and proprietary information related to the Company that is not generally known in the trade, science or industry in which the Company is engaged. All such information shall be Confidential Information whether furnished to the Consultant by the Company or its affiliates or customers or whether made, conceived, developed, prepared, or acquired by the Consultant alone or in conjunction with others during the Term of this Agreement or at any other point during which the Consultant rendered services to the Company. Confidential Information shall not include information:
(a)which is or becomes publicly published in any written documents or otherwise become a part of the public domain; or
(b)which the Consultant can establish was already in his possession and not the subject of any secrecy obligation at the time the Consultant encountered such information in the course of, or incident to, his engagement by the Company.
The Consultant recognizes and acknowledges that during the term of his retention he will have access to Confidential Information and that such information constitutes a valuable asset unique to the Company and its affiliates. The Consultant recognizes and acknowledges that the Company and its affiliates are entitled to prevent the disclosure of Confidential Information and that any such disclosure will result in irreparable injury and damage to the Company or its affiliates and constitute a breach of this Agreement. The Consultant agrees to hold in strict confidence and not to use or disclose any Confidential Information for or to any person, firm, corporation, association, or entity either during the term of this Agreement or thereafter, except as authorized by the Company or as is necessary for the performance of duties under this Agreement but only after having received written consent from the Company which consent shall be limited to the specific Confidential Information described therein. The Consultant shall take such protective measures as are reasonably necessary to preserve the confidentiality of such Confidential Information and shall exercise his best efforts to prevent any unauthorized parties from gaining access thereto.
The Consultant understands and agrees that any Confidential Information is and shall remain the sole and exclusive property of the Company and is subject to the obligations of confidentiality and non-use set forth herein. The Consultant agrees that ownership of all originals and copies of any Confidential Information vests in the Company from the time of its creation, together with all copyright and other intangible rights in works embodied therein. The Consultant shall promptly report the making of all Confidential Information to the Company and the Consultant agrees to execute any and all documents necessary to vest or protect the Company’s interest in said Confidential Information, including but not limited to the execution of written assignments thereof to the Company. The Consultant agrees to assist the Company in making and prosecuting any and all patent, trademark, or copyright applications relating to any Confidential Information. The Consultant agrees that any Confidential Information shall be promptly delivered to the Company upon its request or upon the termination of this Agreement for any reason, together with any and all copies or reproduction thereof.

The Consultant’s Services shall preclude the Consultant from performing the same or similar Services on behalf of any Conflicting Organization (as that term is defined in Section 8. The Consultant hereby acknowledges that he does not currently perform the same or similar Services for any Conflicting Organization and shall deliver to the Company’s management at least once each quarter during the term of this Agreement a description of any other services he is performing or work he is doing and the entity or person for which the Consultant is performing such Services that are potentially in conflict with the Company’s activities, for the Board’s assessment of the same.
Nothing contained in this Agreement shall be construed as a grant of any right or license or an offer to grant any rights or licenses with respect to such Confidential Information, or any portion thereof, except as expressly set forth herein. Upon the termination of the Consultant’s engagement under this Agreement for any reason whatsoever, the Consultant will promptly deliver to the Company all data, documents and other information pertaining to Confidential Information. The Consultant shall not take any data, documents, or other information or any reproduction or excerpt thereof which contains or pertains to any Confidential Information.
8.Covenants Not to Compete.
(a)The Consultant agrees that, during his engagement with the Company under this Agreement he will not take any actions or otherwise engage, directly or indirectly, either on his own or with any other entity as an employee, employer or consultant, in any business or activity that sells, markets or develops products in the Field (a “Conflicting Organization”).
(b)This Section 8 shall not prohibit the Consultant from purchasing or holding an aggregate equity interest of up to two percent (2%) in any business engaged in direct or indirect competition with the Company and its affiliates.
(c)The Consultant further agrees that during the term of this Agreement he will not, either by himself or acting in concert with others, employ or solicit or attempt to employ or solicit for any employment competitive with the Company any of the Company’s employees or consultants who work in any area in which the Consultant has been significantly engaged on behalf of the Company.  The Consultant will not, either directly or indirectly or by acting in concert with others, seek to induce or influence any consultant or employee to leave the Company’s service or employment.
9.Inventions. Consultant agrees to transfer and assign and hereby does transfer and assign to the Company the entire right, title and interest for the entire world in and to any Inventions made or conceived or reduced to practice by Consultant (a) in the course of accomplishing the Services, or (b) with the use of materials or facilities of the Company. Consultant agrees that Consultant will sign, execute and acknowledge, or cause to be signed, executed and acknowledged, at the expense of the Company, any and all documents, and will perform any and all acts, as may be necessary, useful or convenient for the purpose of securing to the Company or its nominee patent, trademark or copyright protection throughout the world upon all such Inventions. Consultant represents that the Consultant is not bound by any other agreement that would otherwise encumber the Consultant’s intellectual property, other than those disclosed in Exhibit A.

10.Miscellaneous.
(a)Remedies Upon Breach by the Consultant. In the event that this Agreement is terminated by the Company for cause, the Consultant shall not be entitled to be paid any amounts which have accrued hereunder and have not been paid. In addition, the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to enjoin the Consultant from violating any of the terms of this Agreement, to enforce the specific performance by the Consultant of any of the terms of this Agreement, and to obtain damages, or any of them, but nothing contained in this Agreement shall be construed to prevent such remedy or combination of remedies as the Company may elect to invoke. The failure of the Company to promptly institute legal action upon any breach of this Agreement shall not constitute a waiver of that or any other breach hereof. The Consultant acknowledges and recognizes that the enforcement of the provisions set forth in Sections 6, 7, 8 and 9 above by the Company will not interfere with the Consultant’s ability to pursue a proper livelihood. The Consultant recognizes and agrees that the enforcement of this Agreement is necessary to ensure the preservation and continuity of the business and goodwill of the Company and its affiliates.
(b)Limitations on Warranty or Liability. Consultant’s sole warranty shall be that the Services shall be performed in a professional and workmanlike manner and that none of such Services shall be inconsistent with any obligation the Consultant may have to others. Except with respect to Sections 6, 7, 8, and 9 above, in no event shall the Consultant be liable for any damages whatsoever, including without limitation, any loss of profits, loss of business, loss of use of data, interruption of business, or for direct, indict, special, incidental or consequential damages of any kind, even if the Company has been advised of the possibility of such damages and notwithstanding any failure of essential purpose of any limited remedy.
(c)Other Obligations. The Consultant represents and warrants that he has not, as of the execution of this Agreement, assumed any obligations inconsistent with those contained herein.
(d)Notices. All notices, requests, demands, payments, and other communications made pursuant to this Agreement shall be in writing and shall be deemed properly given if hand delivered, if sent by mail, electronic mail, or overnight courier service, or if transmitted by telecopy or similar service to the parties hereto either at the address set forth below for such person or at such other address as such person may from time to time specify by written notice pursuant to this Section 10(d). Any such notice shall be deemed to have been delivered on the date of delivery if hand delivered, upon confirmation if transmitted by telecopy or similar service, or as of three days after depositing such notice with the United States postal service if sent by mail or if delivered to an overnight courier service and shall be delivered with postage prepaid, return receipt requested, and properly addressed as follows:
If to the Company:
Apollo Endosurgery, Inc.
1120 S. Capital of TX Hwy
Bldg. 1, Suite 300
Austin, Texas 78746

Attn: Legal Dept.

If to the Consultant:
Dennis McWilliams
4608 Via Media
Austin, Texas 78746

(e)Binding Agreement. This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of the Company and the Consultant and their respective heirs, personal representatives, and successors and assigns. The Company shall have the right to assign this Agreement to any affiliate or to its successors or assigns. The terms “successors” and “assigns” shall include any person, corporation, partnership, or other entity that buys all or substantially all of the Company’s assets or all of its stock or with which the Company merges or consolidates. The rights, duties, or benefits of the Consultant under this Agreement are personal and no such right, duty, or benefit may be assigned by the Consultant to any other person. The parties to this Agreement acknowledge and agree that the Company’s affiliates are third-party beneficiaries of the covenants and agreements of the Consultant set forth in Sections 6, 7, 8 and 9 above. The Consultant shall not designate any other person to perform services on his behalf hereunder.
(f)Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Consultant with respect to the transactions contemplated herein. This Agreement may be modified or amended only by an instrument in writing and signed by all the parties hereto. Any waiver of the terms and conditions of this Agreement must be in writing signed by all the parties hereto and any such waiver shall not be construed as a waiver of any other terms and conditions of this Agreement.
(g)Severability. If any provision of this Agreement shall be found to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions shall remain in full force and effect. Any provision of this Agreement held illegal, invalid, or unenforceable shall remain in full force and effect to the extent not so held. In lieu of the provision held illegal, invalid, or unenforceable, there shall be automatically added as part of this Agreement a provision as similar in its terms to such invalid provision as may be possible and may be legal, valid, and enforceable.
(h)Counterparts. This Agreement may be executed in several counterparts and each such counterpart shall be deemed an original copy of this Agreement when so executed and such counterparts shall, when taken together, constitute and be one and the same instrument.
(i)Further Assurances. Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.
(j)Captions. The captions and headings in this Agreement are made for purposes of convenience and general reference only and shall not be construed to define, limit, or otherwise affect any of the terms or provisions of this Agreement.

(k)Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and applied without giving effect to any conflicts of laws principles. Any matters litigated by, among, or between any of the parties and that involve matters under this Agreement shall be brought only in a court of competent jurisdiction in Travis County, Texas.
(l)Affiliate. An “affiliate” of any party hereto shall mean any person controlling, controlled by, or under common control with such party.

IN WITNESS WHEREOF, the parties caused this Agreement to be executed and delivered effective as of the Effective Date.

COMPANY:

APOLLO ENDOSURGERY, INC.

/s/ Mary League
By: Mary League

CONSULTANT:

Dennis McWilliams

/s/ Dennis McWilliams

Exhibit A
Dear Apollo Endosurgery, Inc.:
The following is a complete list of all agreements that I am currently a party to or intend to be a party that restrict my ability to grant intellectual property rights under this Agreement.

x	No Agreements

See below

Additional sheets attached

/s/ Dennis McWilliams

		Date:	November 15, 2017